Exhibit 10.25
AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT(this “Amendment"), effective January 1, 2025 (the "Effective Date"), is by and between Sally's Management Group, LLC, (formerly known as Twin River Management Group, Inc.), a Delaware limited liability company (the "Company"), and Kim Barker Lee ("Executive" and together with the Company, the "Parties"),

WHEREAS, the Executive and the Company, a wholly owned subsidiary of Sally's Corporation, entered into an Employment Agreement on October 19, 2022 (the Employment Agreement, as amended on June 30, 2023, and is referenced herein as the "Agreement"), and

WHEREAS, the Parties now desire to further amend the Agreement pursuant to the following terms.

NOW, THEREFORE, in consideration of the terms, covenants, and provisions set forth herein and other good and valuable consideration, the Parties hereto agree as follows:

1.Section 2 of the Agreement is hereby replaced, in its entirety, with the following:

"TERM. The term of employment under this Agreement will continue through December 31, 2026, subject to earlier termination by either Party pursuant to Section 8 (the "Current Term"). The Current Term will be automatically extended for successive additional terms of one year first commencing on the day immediately following the end of the Term (each such period, an "Additional Term"), and subsequently on each annual anniversary of the end of an Additional Term, unless either party gives written notice to the other party of non- extension at least 60 days prior to the end of the Initial Term or to the end of the then- applicable Additional Term (the Current Term and any Additional Term(s), collectively, the "Term"). The Executive acknowledges and agrees that the Executive is an "at-will" employee, and that their employment may be terminated at any time for any reason or for no reason, in accordance with the terms of Section 8.

2.Section 6 of the Agreement is hereby replaced, in its entirety, with the following:

"OTHER BENEFITS. During the Term, Executive will be eligible to utilize accrued and unused paid time off ("PTO") in accordance with the Company's policy as established and amended from time to time and will be eligible to participate in such benefit plans and arrangements and to receive any other benefits customarily provided by the Company to its senior management personnel (the "Benefit Plans"). Unused PTO may not be carried over to any subsequent calendar year (or partial portions thereof). As of the Effective Date, Executive acknowledges that the Company is eliminating its prior PTO policy, which will be replaced with a flexible time policy as applicable to the Company's senior management personnel. The Company's flexible time policy, which may be amended from time to time, does not provide for the accrual of additional PTO.

3.Section 8(b)(ii) of the Agreement is hereby replaced, in its entirety, with the following:

Exhibit 10.25
"Good Reason" means a termination of employment by Executive upon the occurrence of any of the following without Executive's consent: (1) a material diminution in Executive's Base Salary, other than a general reduction in Base Salary that affects all similarly situated senior executives of Sally's Corporation in substantially the same proportion; or (2) a requirement to relocate Executive's principal place of employment location by more than fifty (50) miles from Executive's then current job location; provided, however, that the foregoing conditions will constitute Good Reason only if (A) Executive provides written notice to the Company within thirty (30) days of the initial existence of the condition(s) constituting Good Reason and (B) the Company fails to cure such condition(s) within sixty (60) days after receipt from Executive of such notice; and provided further, that Good Reason will cease to exist with respect to a condition six (6) months following the initial existence of such condition if Executive has elected to remain employed with the Company. Notwithstanding anything in this Agreement to the contrary, Executive acknowledges and agrees that any change in Executive's reporting structure, duties, or responsibilities, including any change in any employees reporting to Executive, in connection with any reorganization of the management of the Company or Sally's Corporation, shall not constitute "Good Reason" for the purposes of this Agreement, provided that Executive's title remains Executive Vice President, Chief Legal Officer

4.Other than the amendments to the Agreement as specifically provided herein, all other terms and conditions of the Agreement shall remain in full force and effect, and the Parties hereby ratify the terms of the Agreement. In the event of any conflict or inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

5.This Amendment may be executed in any number of counterparts, all of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 2 to the Agreement on the respective dates set forth below, to be effective as of the Effective Date.

Bally’s Corporation
By:	/s/Robeson Reeves
Name:	Robeson Reeves
Title:	CEO
Date Signed:	1/31/2025

Executive
By:	/s/ Kim Barker Lee
Name:	Kim Barker Lee
Date Signed:	1/31/2025